As filed with the Securities and Exchange Commission on January 13, 2010

Registration No. 811-09347

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 42

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

(Exact Name of Registrant as specified in Charter)

One Financial Center

Boston, MA 02110

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (800) 321-7854

James R. Bordewick, Jr.

c/o Columbia Management Group

100 Federal Street

Boston, MA 02110

(Name and Address of Agent for Service)

With copies to:

Robert M. Kurucza, Esq.

Marco E. Adelfio, Esq.

Goodwin Procter LLP

901 New York Ave., N.W.

Washington, D.C. 20001

EXPLANATORY NOTE

This Registration Statement has been filed by Columbia Funds Master Investment Trust, LLC (formerly, Columbia Funds Master Investment Trust) (the “Registrant”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the Registrant are not registered under the Securities Act of 1933, as amended (the “1933 Act”), since such interests will be issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by the investment companies or certain other entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or solicitation of an offer to buy, any beneficial interests in the Registrant.

Parts A, B and C to the Registration Statement, each dated July 1, 2009, were previously filed in connection with Amendment No. 39 to the Registration Statement. Parts A and B of Amendment No. 39 are incorporated by reference into this Registration Statement, as supplemented by previously filed Amendments No. 40 and No. 41 to the Registration Statement, which are also incorporated by reference. In addition, the most recent annual report for Columbia International Value Master Portfolio (the “Master Portfolio”), the fund series of the Registrant, which includes the Master Portfolio’s audited financial statements dated February 28, 2009, is incorporated by reference into this Registration Statement.

This Amendment No. 42 to the Registration Statement is being filed to include the disclosure required to be in Part C of the Registration Statement.

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

ONE FINANCIAL CENTER

Boston, MA 02110

1-800-321-7854

FORM N-1A

PART C

OTHER INFORMATION

ITEM 23.	Exhibits

All references to the “Registration Statement” in the following list of Exhibits refer to the Registrant’s Registration Statement on Form N-1A (File No. 811-09347).

Exhibit Letter	Description
(a)	Articles of Incorporation:

(a)(1)	Form of Limited Liability Company Agreement dated March 29, 2007, incorporated by reference to Amendment No. 36, filed March 30, 2007.

(b)	Bylaws:

(b)(1)	Form of Bylaws dated March 29, 2007, incorporated by reference to Amendment No. 36, filed March 30, 2007.

(c)	Instruments Defining Rights of Securities Holders: Not Applicable.

(d)	Investment Advisory Contracts:

(d)(1)	Investment Advisory Agreement between Columbia Funds Master Investment Trust (“Registrant”) and Columbia Management Advisors, LLC (“CMA”) dated September 30, 2005, incorporated by reference to Amendment No. 35, filed March 29, 2007, Schedule I, last amended November 10, 2008, is filed herewith.

Exhibit Letter	Description

(d)(2)	Sub-Advisory Agreement among the Registrant, CMA and Brandes Investment Partners, LLC (“Brandes”) dated September 30, 2005, Schedule I last amended September 30, 2006, incorporated by reference to Amendment No. 35, filed March 29, 2007.

(e)	Not Applicable pursuant to General Instruction (B)(2)(b).

(f)	Bonus or Profit Sharing Contracts:

(f)(1)	Deferred Compensation Plan last approved by the Board of Trustees of the Registrant on December 10, 2009, is filed herewith.

(g)	Custodian Agreement:

(g)(1)	Master Custodian Agreement between the Registrant and State Street Bank and Trust Company (“State Street”), dated June 13, 2005, Appendix A last amended September 30, 2006, incorporated by reference to Amendment No. 35, filed March 29, 2007.

(g)(2)	Amendment No. 1 to the Master Custodian Agreement between the Registrant and State Street, dated June 1, 2006, incorporated by reference to Amendment No. 34, filed July 31, 2006.

Exhibit Letter	Description
(h)	Other Material Contracts:

(h)(1)	Administration Agreement between the Registrant and CMA, dated December 1, 2005, Schedule A and B dated November 10, 2008, is filed herewith.

(h)(2)	Amended and Restated Pricing and Bookkeeping Oversight and Services Agreement among the Registrant, the Other Parties listed on Schedule A and CMA dated January 1, 2008 with Schedule A dated December 1, 2008, filed herewith.

(h)(3)	Placement Agency Agreement between the Registrant and Columbia Management Distributors, Inc. (“CMD”), dated September 26, 2005, Schedule I last amended September 30, 2006, incorporated by reference to Amendment No. 35, filed March 29, 2007.

(h)(4)	Cross Indemnification Agreement between Columbia Funds Series Trust (“Funds Trust”) and the Registrant dated September 26, 2005, incorporated by reference to Amendment No. 34, filed July 31, 2006.

(h)(5)	Mutual Fund Fee and Expense Agreement between the Registrant, Funds Trust, Columbia Funds Variable Insurance Trust I and Columbia Funds Series Trust II, CMA and CMD dated January 1, 2008, with Schedule A dated May 15, 2009, filed herewith.

(h)(6)	Financial Reporting Services Agreement among the Registrant, the other parties listed on Schedule A, CMA and State Street dated December 15, 2006 with Schedule A dated May 5, 2008, is filed herewith.

(h)(6)(i)	Amendment to the Financial Reporting Services Agreement among the Registrant, the other parties listed on Schedule A, CMA and State Street, dated June 29, 2007 with Schedule A dated June 29, 2007, is filed herewith.

(h)(7)	Accounting Services Agreement among the Registrant, the other parties listed on Schedule A, CMA and State Street dated December 15, 2006 with Schedule A dated May 5, 2008, is filed herewith.

(h)(7)(i)	Amendment to the Accounting Services Agreement among the Registrant, the other parties listed on Schedule A, CMA and State Street, dated June 29, 2007 with Schedule A dated June 29, 2007, is filed herewith.

(h)(8)	Committed Line of Credit Agreement among the Registrant, the other parties listed on Schedule 2, the lending institutions listed on the signature pages and State Street Bank and Trust Company, dated October 19, 2006, is filed herewith.

(h)(8)(i)	Notice and Acknowledgement to Committed Line of Credit Agreement regarding conversion of Columbia Funds Master Investment Trust LLC (formerly, Columbia Funds Master Investment Trust) to a Delaware limited liability company, dated March 30, 2007, to be filed by amendment.

(h)(8)(ii)	Amendment Agreement No. 1 and Instrument of Adherence, dated October 18, 2007, is filed herewith.

(h)(8)(iii)	Amendment Agreement No. 2, dated as of February 28, 2008, is filed herewith.

(h)(8)(iv)	Amendment Agreement No. 3, dated as of March 31, 2008, is filed herewith.

(h)(8)(v)	Amendment Agreement No. 4, dated October 16, 2008, is filed herewith.

(h)(8)(vi)	Amendment Agreement No. 5, dated June 1, 2009, is filed herewith.

(h)(8)(vii)	Amendment Agreement No. 6, dated October 15, 2009, is filed herewith.

(h)(9)	Form of Indemnification Agreement by and between each member of the Board of Trustees and the Registrant, is filed herewith.

(i)	Not Applicable pursuant to General Instruction (B)(2)(b).

(j)	Not Applicable pursuant to General Instruction (B)(2)(b).

(k)	Not Applicable pursuant to General Instruction (B)(2)(b).

(l)	Initial Capital Agreements: Not Applicable.

(m)	Rule 12b-1 Plan: Not Applicable.

(n)	Financial Data Schedule: Not Applicable.

(o)	Rule 18f-3 Plan: Not Applicable.

Exhibit Letter	Description
(p)	Codes of Ethics

(p)(1)	Columbia Funds Family Code of Ethics, incorporated by reference to Amendment No. 35, filed March 29, 2007.

(p)(2)	Bank of America Asset Management Code of Ethics, effective January 1, 2009, is incorporated by reference to Amendment No. 39, filed June 26, 2009.

(p)(3)	Columbia Management Group Code of Ethics, incorporated by reference to Amendment No. 34, filed July 31, 2006.

(p)(4)	Brandes Code of Ethics, incorporated by reference to Amendment No. 34, filed July 31, 2006.

ITEM 24.	Persons Controlled by or Under Common Control with the Fund

No person is controlled by or under common control with the Registrant.

ITEM 25.	Indemnification

DECLARATION OF TRUST

Article V, Section 5.3 of the Registrant’s Limited Liability Company Agreement provides for the indemnification of the Registrant’s trustees, officers, employees and other agents. Indemnification of the Registrant’s administrators, placement agent and custodian is provided for, respectively, in the Registrant’s:

1. Administration Agreement with CMA;

2. Placement Agency Agreement with CMD;

3. Custody Agreement with State Street; and

TRUSTEE INDEMNIFICATION AGREEMENT

THE REGISTRANT HAS ENTERED INTO AN INDEMNIFICATION AGREEMENT WITH EACH TRUSTEE PURSUANT TO WHICH THE REGISTRANT SHALL HOLD HARMLESS AND INDEMNIFY OUT OF ITS ASSETS, AND ADVANCE EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL JUDGMENTS, PENALTIES, FINES, AMOUNTS PAID OR TO BE PAID IN SETTLEMENT, ERISA EXCISE TAXES, LIABILITIES, LOSSES, INTEREST, EXPENSES OF INVESTIGATION, ATTORNEYS’ FEES, RETAINERS, COURT COSTS, TRANSCRIPT COSTS, FEES OF EXPERTS, WITNESS FEES, EXPENSES OF PREPARING FOR AND ATTENDING DEPOSITIONS AND OTHER PROCEEDINGS, TRAVEL EXPENSES, DUPLICATING COSTS, PRINTING AND BINDING COSTS, COMPUTERIZED LEGAL RESEARCH COSTS, TELEPHONE CHARGES, POSTAGE, DELIVERY SERVICE FEES, AND ALL OTHER COSTS, DISBURSEMENTS OR EXPENSES OF THE TYPES CUSTOMARILY INCURRED IN CONNECTION WITH PROSECUTING, DEFENDING, PREPARING TO PROSECUTE OR DEFEND, INVESTIGATING, OR ACTING OR PREPARING TO ACT AS A WITNESS IN A PROCEEDING) TO, EACH TRUSTEE (A) AS SPECIFICALLY PROVIDED IN THE AGREEMENT AND (B) OTHERWISE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW IN EFFECT ON THE DATE OF THE AGREEMENT AND AS SUCH LAW MAY BE AMENDED FROM TIME TO TIME; PROVIDED, HOWEVER, THAT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NO CHANGE IN APPLICABLE LAW SHALL HAVE THE EFFECT OF REDUCING THE BENEFITS AVAILABLE TO EACH TRUSTEE UNDER THE AGREEMENT BASED ON APPLICABLE LAW AS IN EFFECT ON THE DATE OF THE AGREEMENT. IN RECOGNITION THAT EACH TRUSTEE SERVES OR SERVED AS A TRUSTEE OF THE REGISTRANT AND ACTS OR ACTED FOR THE REGISTRANT AND NOT A SINGLE PART OR SERIES THEREOF, TO THE FULLEST EXTENT PERMITTED BY THE REGISTRANT’S DECLARATION OF TRUST AS IN EFFECT ON THE DATE OF THE AGREEMENT, THE FOLLOWING EXPENSES PAYABLE BY THE REGISTRANT PURSUANT TO THE AGREEMENT SHALL BE TREATED AS GENERAL EXPENSES OF THE REGISTRANT AND ALLOCATED AND CHARGED BETWEEN AND AMONG ANY ONE OR MORE OF THE SERIES OF THE REGISTRANT IN THE MANNER CONTEMPLATED BY THE DECLARATION OF TRUST AS IN EFFECT ON THE DATE OF THE AGREEMENT: (I) ANY EXPENSES WHICH ARE NOT READILY IDENTIFIABLE AS BELONGING TO ANY PARTICULAR SERIES OF THE REGISTRANT, AND (II) ANY EXPENSES THAT WOULD OTHERWISE BE APPORTIONED TO ANY SERIES OF THE REGISTRANT (WHETHER SUCH SERIES EXISTS AT OR PRIOR OR SUBSEQUENT TO THE DATE OF THE AGREEMENT) THAT HAS BEEN, OR AFTER THE DATE OF THE AGREEMENT IS, LIQUIDATED, BUT ONLY TO THE EXTENT RESERVES, INSURANCE OR OTHER SOURCES OF FUNDS FOR THE PAYMENT OF ANY SUCH EXPENSES ARE UNAVAILABLE. FOR PURPOSES OF THE AGREEMENT, ANY EXPENSES WHICH DO NOT BELONG EXCLUSIVELY TO A PARTICULAR SERIES OF THE REGISTRANT SHALL BE DEEMED NOT TO BE READILY IDENTIFIABLE AS BELONGING TO ANY PARTICULAR SERIES OF THE REGISTRANT. THE RIGHT OF A TRUSTEE TO INDEMNIFICATION AND ADVANCEMENT OF EXPENSES UNDER THE AGREEMENT SHALL NOT BE DEEMED TO LIMIT, SUPERSEDE OR OTHERWISE AFFECT ANY OTHER SIMILAR RIGHT UNDER APPLICABLE LAW, THE DECLARATION OF TRUST, ANY OTHER AGREEMENT, ANY POLICY OF INSURANCE, OR A VOTE OF SHAREHOLDERS OR RESOLUTION OF THE BOARD OF TRUSTEES, AND EACH TRUSTEE MAY, AT HIS OR HER SOLE OPTION, SEEK AND OBTAIN INDEMNIFICATION AND/OR ADVANCEMENT OF EXPENSES BY EXERCISING RIGHTS PURSUANT TO ANY OF THE FOREGOING OR OTHERWISE AND IN ANY ORDER OF PRIORITY.

EACH TRUSTEE SHALL BE HELD HARMLESS AND INDEMNIFIED BY THE REGISTRANT AGAINST ALL EXPENSES ACTUALLY AND REASONABLY INCURRED BY THE TRUSTEE OR ON THE TRUSTEE’S BEHALF IN CONNECTION WITH ANY PROCEEDING IN WHICH THE TRUSTEE IS, OR IS THREATENED TO BE, INVOLVED AS A PARTY OR OTHERWISE BY VIRTUE OF HIS OR HER STATUS, WHETHER OR NOT SUCH PROCEEDING IS BROUGHT BY OR IN THE RIGHT OF THE REGISTRANT AND IRRESPECTIVE OF WHEN THE CONDUCT THAT IS THE SUBJECT OF THE PROCEEDING OCCURRED, PROVIDED THAT NO INDEMNIFICATION OF EXPENSES SHALL BE PROVIDED UNDER THE AGREEMENT TO THE EXTENT THAT SUCH EXPENSES ARISE FROM CONDUCT OF THE TRUSTEE FOR WHICH INDEMNIFICATION MAY NOT LAWFULLY BE PROVIDED TO THE TRUSTEE.

WITHOUT LIMITING ANY OTHER RIGHTS OF A TRUSTEE UNDER THE AGREEMENT, IF THE TRUSTEE IS, PURSUANT TO THE TERMS OF THE AGREEMENT, ENTITLED TO INDEMNIFICATION AS TO ONE OR MORE BUT LESS THAN ALL CLAIMS, MATTERS OR ISSUES IN A PROCEEDING, THE REGISTRANT SHALL INDEMNIFY THE TRUSTEE AGAINST ALL EXPENSES INCURRED BY THE TRUSTEE OR ON THE TRUSTEE’S BEHALF IN CONNECTION WITH EACH CLAIM, MATTER OR ISSUE FOR WHICH THE TRUSTEE IS ENTITLED TO INDEMNIFICATION UNDER THE AGREEMENT.

CROSS INDEMNIFICATION AGREEMENT WITH FUNDS TRUST

THE REGISTRANT HAS ENTERED INTO A CROSS INDEMNIFICATION AGREEMENT WITH FUNDS TRUST DATED SEPTEMBER 26, 2005. THE MASTER TRUST WILL INDEMNIFY AND HOLD HARMLESS FUNDS TRUST AGAINST ANY LOSSES, CLAIMS, DAMAGES OR LIABILITIES TO WHICH FUNDS TRUST MAY BECOME SUBJECT UNDER THE SECURITIES ACT OF 1933 (THE 1933 ACT), THE INVESTMENT COMPANY ACT OF 1940 (THE 1940 ACT), OR OTHERWISE, INSOFAR AS SUCH LOSSES, CLAIMS, DAMAGES OR LIABILITIES (OR ACTIONS IN RESPECT THEREOF) ARISE OUT OF OR ARE BASED UPON AN UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT CONTAINED IN ANY PROSPECTUSES, ANY PRELIMINARY PROSPECTUSES, THE REGISTRATION STATEMENTS, ANY OTHER PROSPECTUSES RELATING TO THE SECURITIES, OR ANY AMENDMENTS OR SUPPLEMENTS TO THE FOREGOING (HEREINAFTER REFERRED TO COLLECTIVELY AS THE “OFFERING DOCUMENTS”), OR ARISE OUT OF OR ARE BASED UPON THE OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING, IN EACH CASE TO THE EXTENT, BUT ONLY TO THE EXTENT, THAT SUCH UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION WAS MADE IN THE OFFERING DOCUMENTS IN RELIANCE UPON AND IN CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO FUNDS TRUST BY THE MASTER TRUST EXPRESSLY FOR USE THEREIN; AND WILL REIMBURSE FUNDS TRUST FOR ANY LEGAL OR OTHER EXPENSES REASONABLY INCURRED BY FUNDS TRUST IN CONNECTION WITH INVESTIGATING OR DEFENDING ANY SUCH ACTION OR CLAIM; PROVIDED, HOWEVER, THAT THE MASTER TRUST SHALL NOT BE LIABLE IN ANY SUCH CASE TO THE EXTENT THAT ANY SUCH LOSS, CLAIM, DAMAGE, OR LIABILITY ARISES OUT OF OR IS BASED UPON AN UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION MADE IN THE OFFERING DOCUMENTS IN RELIANCE UPON AND IN CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO THE MASTER TRUST BY FUNDS TRUST FOR USE IN THE OFFERING DOCUMENTS.

FUNDS TRUST WILL INDEMNIFY AND HOLD HARMLESS THE MASTER TRUST AGAINST ANY LOSSES, CLAIMS, DAMAGES OR LIABILITIES TO WHICH THE MASTER TRUST MAY BECOME SUBJECT UNDER THE 1933 ACT, THE 1940 ACT, OR OTHERWISE, INSOFAR AS SUCH LOSSES, CLAIMS, DAMAGES OR LIABILITIES (OR ACTIONS IN RESPECT THEREOF) ARISE OUT OF OR ARE BASED UPON AN UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT CONTAINED IN THE OFFERING DOCUMENTS OR ARISE OUT OF OR ARE BASED UPON THE OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING, IN EACH CASE TO THE EXTENT, BUT ONLY TO THE EXTENT, THAT SUCH UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION WAS MADE IN THE OFFERING DOCUMENTS IN RELIANCE UPON AND IN CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO THE MASTER TRUST BY FUNDS TRUST EXPRESSLY FOR USE THEREIN; AND WILL REIMBURSE THE MASTER TRUST FOR ANY LEGAL OR OTHER EXPENSES REASONABLY INCURRED BY THE MASTER TRUST IN CONNECTION WITH INVESTIGATING OR DEFENDING ANY SUCH ACTION OR CLAIM; PROVIDED, HOWEVER, THAT FUNDS TRUST SHALL NOT BE LIABLE IN ANY SUCH CASE TO THE EXTENT THAT ANY SUCH LOSS, CLAIM, DAMAGE, OR LIABILITY ARISES OUT OF OR IS BASED UPON AN UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION MADE IN THE OFFERING DOCUMENTS IN RELIANCE UPON AND IN CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO FUNDS TRUST BY THE MASTER TRUST FOR USE IN THE OFFERING DOCUMENTS.

PROMPTLY AFTER RECEIPT BY AN INDEMNIFIED PARTY UNDER SUBSECTION (A) OR (B) ABOVE OF NOTICE OF THE COMMENCEMENT OF ANY ACTION, SUCH INDEMNIFIED PARTY SHALL, IF A CLAIM IN RESPECT THEREOF IS TO BE MADE AGAINST AN INDEMNIFYING PARTY OR PARTIES UNDER SUCH SUBSECTION, NOTIFY THE INDEMNIFYING PARTY OR PARTIES IN WRITING OF THE COMMENCEMENT THEREOF; BUT THE OMISSION TO SO NOTIFY THE INDEMNIFYING PARTY OR PARTIES SHALL NOT RELIEVE IT OR THEM FROM ANY LIABILITY WHICH IT OR THEY MAY HAVE TO ANY INDEMNIFIED PARTY OTHERWISE THAN UNDER SUCH SUBSECTION. IN CASE ANY SUCH ACTION SHALL BE BROUGHT AGAINST ANY INDEMNIFIED PARTY AND IT SHALL NOTIFY THE INDEMNIFYING PARTY OR PARTIES OF THE COMMENCEMENT THEREOF, THE INDEMNIFYING PARTY OR PARTIES SHALL BE ENTITLED TO PARTICIPATE THEREIN AND, TO THE EXTENT THAT EITHER INDEMNIFYING PARTY OR BOTH SHALL WISH, TO ASSUME THE DEFENSE THEREOF, WITH COUNSEL SATISFACTORY TO SUCH INDEMNIFIED PARTY, AND, AFTER NOTICE FROM THE INDEMNIFYING PARTY OR PARTIES TO SUCH INDEMNIFIED PART OF ITS OR THEIR ELECTION SO TO ASSUME THE DEFENSE THEREOF, THE INDEMNIFYING PARTY OR PARTIES SHALL NOT BE LIABLE TO SUCH INDEMNIFIED PARTY UNDER SUCH SUBSECTION FOR ANY LEGAL EXPENSES OF OTHER COUNSEL OR ANY OTHER EXPENSES, IN EACH CASE SUBSEQUENTLY INCURRED BY SUCH INDEMNIFIED PARTY, IN CONNECTION WITH THE DEFENSE THEREOF OTHER THAN REASONABLE COSTS OF INVESTIGATION.

TRUSTEES’ AND OFFICERS’ LIABILITY POLICY

THE REGISTRANT HAS OBTAINED FROM A MAJOR INSURANCE CARRIER A TRUSTEES’ AND OFFICERS’ LIABILITY POLICY COVERING CERTAIN TYPES OF ERRORS AND OMISSIONS. IN NO EVENT WILL THE REGISTRANT INDEMNIFY ANY OF ITS TRUSTEES, OFFICERS, EMPLOYEES, OR AGENTS AGAINST ANY LIABILITY TO WHICH SUCH PERSON WOULD OTHERWISE BE SUBJECT BY REASON OF HIS/HER WILLFUL MISFEASANCE, BAD FAITH, GROSS NEGLIGENCE IN THE PERFORMANCE OF HIS/HER DUTIES, OR BY REASON OF HIS/HER RECKLESS DISREGARD OF THE DUTIES INVOLVED IN THE CONDUCT OF HIS/HER OFFICE OR ARISING UNDER HIS AGREEMENT WITH THE REGISTRANT. THE REGISTRANT WILL COMPLY WITH RULE 484 UNDER THE 1933 ACT AND RELEASE NO. 11330 UNDER THE 1940 ACT, IN CONNECTION WITH ANY INDEMNIFICATION.

* * *

INSOFAR AS INDEMNIFICATION FOR LIABILITY ARISING UNDER THE 1933 ACT MAY BE PERMITTED TO TRUSTEES, OFFICERS, AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION (SEC) SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE 1933 ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE REGISTRANT OF EXPENSES INCURRED OR PAID BY A TRUSTEE, OFFICER, OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT, OR PROCEEDING) IS ASSERTED BY SUCH TRUSTEE, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE 1933 ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

ITEM 26.	Business and Other Connections of the Investment Adviser

To the knowledge of the Registrant, none of the directors or officers of CMA, the adviser to the Registrant’s portfolios, or Brandes or Marsico, the investment sub-advisers to certain portfolios, except those set forth below, are or have been, at any time during the past two calendar years, engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with, and engage in business for, the company that owns all the outstanding stock (other than directors’ qualifying shares) of CMA or Marsico, or other subsidiaries of Bank of America Corporation.

(a) CMA performs investment advisory services for the Registrant and certain other customers. CMA is a wholly-owned subsidiary of Bank of America Corporation. Information with respect to each director and officer of the investment adviser is incorporated by reference to Form ADV filed by CMA (formerly, Banc of America Capital Management, LLC (“BACAP”)) with the SEC pursuant to the Advisers Act (file no. 801-50372).

(b) Brandes performs investment sub-advisory services for the Registrant and certain other customers. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Brandes with the SEC pursuant to the Advisers Act (file no. 801-24986).

ITEM 27.	Principal Underwriters

(a) CMD, placement agent for the Registrant, does not presently act as investment adviser for any other registered investment companies, but does act as distributor for Columbia Funds Variable Insurance Trust I, Banc of America Funds Trust and the Trust, all of which are registered open-end management companies. CMD is also the Registrant’s principal underwriter. CMD acts in such capacity for each series of Columbia Funds Series Trust I, Columbia Funds Variable Insurance Trust, Columbia Acorn Trust and Wanger Acorn Trust.

(b) The table below lists each director or officer of the principal underwriter named in the answer to Item 20.

Name and Principal Business Address*	Position and Offices with Principal Underwriter	Positions and Offices with Registrant

Bednarz, Allen F.	Chief Financial Officer, Treasurer	None

Jones, Michael A	Chief Executive Officer, Director, President	None

Ahmed, Yaqub	Managing Director	None

Brown, Beth Ann	Managing Director	None

Grant, Amanda H.	Managing Director	None

Kimball, Frank S.	Managing Director	None

Martin, Glen P.	Managing Director	None

Peters, Jeffrey F.	Managing Director	None

Sellers, Gregory S.	Managing Director	None

Sideropoulos, Lou	Managing Director	None

Walsh, Brian	Managing Director	None

Welsh, Stephen T	Managing Director	Vice President

Brantley, Thomas M.	Sr. V.P.-Tax	None

Davis, Walter Keith	Sr. V.P.-Tax	None

Avery, Scott	Sr. V.P.	None

Ballou, Richard J.	Sr. V.P.	None

Connaughty, Mary	Sr. V.P.	None

Desilets, Marian	Sr. V.P.	None

Feloney, Joseph	Sr. V.P.	None

Ferullo, Jeanne	Sr. V.P.	None

Gubala, Jeffrey	Sr. V.P.	None

Miller, Anthony	Sr. V.P.	None

Moberly, Ann R	Sr. V.P.	None

Najarian, Mark A.	Sr. V.P.	None

Wheeler, Eben	Sr. V.P.	None

Yates, Susan	Sr. V.P.	None

Aldi, Andrew	V.P.	None

Apigian, David C.	V.P.	None

Bartlett, Russell M.	V.P.	None

Beaulieu, Isaiah	V.P.	None

Begos, Michael V.	V.P.	None

Bettano, Anthony L.	V.P.	None

Boudreau, Jill M.	V.P.	None

Braz, Daniel J.	V.P.	None

Brown, Jason M.	V.P.	None

Buckley, Stephen A.	V.P.	None

Christos, Andrew	V.P.	None

Cislo, John A.	V.P.	None

Conley, Brook	V.P.	None

Davis, Kenneth J.	V.P.	None

Dence, Mark	V.P.	None

Diedrich, Kurt	V.P.	None

Dills, Jason D.	V.P.	None

Doyle, Matthew	V.P.	None

Dutcher, Scott M.	V.P.	None

Edelman, Alexander	V.P.	None

Falaguerra, Robert	V.P.	None

Ferguson, Sarah	V.P.	None

Fernandes, Steve S.	V.P.	None

Fertig, Peter H.	V.P.	None

Fisher, James F.	V.P.	None

Flick, William J.	V.P.	None

Ford, David C.	V.P.	None

Fradenburg, Jayson A.	V.P.	None

Gannon, Timothy K.	V.P.	None

Gentile, Russell	V.P.	None

Giovanniello, Paul	V.P.	None

Goldberg, Matthew	V.P.	None

Gowe, Christopher N.	V.P.	None

Greeley, Kristin J.	V.P.	None

Gross, Travis	V.P.	None

Guenard, Brian	V.P.	None

Guenard, Mark C.	V.P.	None

Hall, Jennifer A.	V.P.	None

Hall, Andrew (Drew) R.	V.P.	None

Harvey, Michael R.	V.P.	None

Hindia, Ami R.	V.P.	None

Hintlian, Douglas E.	V.P.	None

James, Laura	V.P.	None

Jung, Stuart	V.P.	None

Kamin, Eric	V.P.	None

Karnolt, Stephen M.	V.P.	None

Kerans, Sean C.S.	V.P.	None

Kirkman, Eric	V.P.	None

Kissane, James J.	V.P.	None

Lee, Stephen	V.P.	None

Lewis, Douglas P.	V.P.	None

Lewis, Amanda	V.P.	None

Magnusson, Peter K.	V.P.	None

Marcelonis, Sheila	V.P.	None

Martin, Brian	V.P.	None

McTernan, Sean	V.P.	None

Miller, Gregory M.	V.P.	None

Murphy, Kevin M.	V.P.	None

Nelson, Bryan E.	V.P.	None

Newberry, Kirtis	V.P.	None

Newman, Robert S.	V.P.	None

Newnham, Jason S.	V.P.	None

Nigrosh, Diane J.	V.P.	None

Owen, Stephanie	V.P.	None

Palmer, Darren	V.P.	None

Perosio, Charles P.	V.P.	None

Perry, John C.	V.P.	None

Reed, Christopher B.	V.P.	None

Robinson, Matthew M.	V.P.	None

Rogers, Pierre J.	V.P.	None

Ryan, III, Daniel James	V.P.	None

Schortmann, Matthew	V.P.	None

Scott, Garland M.	V.P.	None

Scully-Power, Adam	V.P.	None

Seymour, Harry J.	V.P.	None

Shopp, Reagan	V.P.	None

Stanton, Scott M.	V.P.	None

Stark, Robert J.	V.P.	None

Swartwood, Alexander	V.P.	None

Tagliaferri, John	V.P.	None

Tiernan, Ryan	V.P.	None

Tobin, Richard S.	V.P.	None

Tucker, Floyd A.	V.P.	None

Turner, Jeffrey B.	V.P.	None

Vogt, Molly	V.P.	None

Ward, Scott W.	V.P.	None

Wess, Valerie	V.P.	None

White, Lynn	V.P.	None

Wilhelm, Donald C.	V.P.	None

Woodford, Paul	V.P.	None

Wyatt, Bradley M.	V.P.	None

Zundl, Derek A.	V.P.	None

DeFao, Michael	Chief Legal Officer	None

Donovan, M. Patrick	Chief Compliance Officer	None

Pryor, Elizabeth A	Secretary	None

Johnston, Scott A.	Operational Risk Officer	None

Wasp, Kevin	Corporate Ombudsman	None

Chase, John	Director	None

Claude Abram	Director	None

Dukatz, Gerald E.	Director	None

Holt, Caroline	Director	None

Kane, Joanne	Director	None

Moon, Leslie	Director	None

Rawdon, Gary	Director	None

Sanderson, Patricia	Director	None

Studer, Eric	Director	None

Wright, Andrew M.	Director	None

*	The address for each individual is One Financial Center, Boston, MA 02111.

(c) Not applicable.

ITEM 28.	Location of Accounts and Records

(1)	CMA, One Financial Center, Boston, MA 02111 (records relating to its function as investment adviser and administrator).

(2)	Brandes, 11988 El Camino Real, San Diego, CA 92130 (records relating to its function as investment sub-adviser).

(4)	CMD, One Financial Center, Boston, MA 02110 (records relating to its function as placement agent).

(5)	State Street, Two Avenue de Lafayette, LCC/4S, Boston, MA 0211 (records relating to its function as custodian)

ITEM 29.	Management Services

Not Applicable.

ITEM 30.	Undertakings

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 13th day of January, 2010.

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

By:	/s/ PETER T. FARIEL
Peter T. Fariel
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

(d)(1)	Schedule I dated November 10, 2008 to the Investment Advisory Agreement between the Registrant and CMA dated September 30, 2005.

(f)(1)	Deferred Compensation Plan last approved by the Board of Trustees of the Registrant on December 10, 2009.

(h)(1)	Schedules A and B dated November 10, 2008 to the Administration Agreement between the Registrant and CMA dated December 1, 2005.

(h)(2)	Amended and Restated Pricing and Bookkeeping Oversight and Services Agreement among the Registrant, the Other Parties listed on Schedule A and CMA dated January 1, 2008 with Schedule A dated December 1, 2008.

(h)(5)	Mutual Fund Fee and Expense Agreement between the Registrant, Funds Trust, Columbia Funds Variable Insurance Trust I and Columbia Funds Series Trust II, CMA and CMD dated January 1, 2008, with Schedule A dated May 15, 2009.

(h)(6)	Financial Reporting Services Agreement among the Registrant, the other parties listed on Schedule A, CMA and State Street dated December 15, 2006 with Schedule A dated May 5, 2008.

(h)(6)(i)	Amendment to the Financial Reporting Services Agreement among the Registrant, the other parties listed on Schedule A, CMA and State Street, dated June 29, 2007 with Schedule A dated June 29, 2007.

(h)(7)	Accounting Services Agreement among the Registrant, the other parties listed on Schedule A, CMA and State Street dated December 15, 2006 with Schedule A dated May 5, 2008.

(h)(7)(i)	Amendment to the Accounting Services Agreement among the Registrant, the other parties listed on Schedule A, CMA and State Street, dated June 29, 2007 with Schedule A dated June 29, 2007.

(h)(8)	Committed Line of Credit Agreement among the Registrant, the other parties listed on Schedule 2, the lending institutions listed on the signature pages and State Street, dated October 19, 2006.

(h)(8)(ii)	Amendment Agreement No. 1 and Instrument of Adherence, dated October 18, 2007.

(h)(8)(iii)	Amendment Agreement No. 2, dated as of February 28, 2008.

(h)(8)(iv)	Amendment Agreement No. 3, dated as of March 31, 2008.

(h)(8)(v)	Amendment Agreement No. 4, dated October 16, 2008.

(h)(8)(vi)	Amendment Agreement No. 5, dated June 1, 2009.

(h)(8)(vii)	Amendment Agreement No. 6, dated October 15, 2009.

(h)(9)	Form of Indemnification Agreement by and between each member of the Board of Trustees and the Registrant.